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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 2, 2007

Little Squaw Gold Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 624-5831

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 8.01  Other Events

On August 2, 2007, Little Squaw Gold Mining Company (LITS:OTC.BB -- $0.95) (“Little Squaw” or “the Company”) announced that progress is currently ahead of schedule on its aggressive 2007 placer drilling program.  The Company has now completed 5,770 feet of drilling in 44 boreholes in the highly promising placer gold prospect of the Little Squaw Creek drainage on its Chandalar, Alaska mining property.  Initial field processing of drill samples taken at continuous 5-foot intervals shows trace gold in the glacial overburden and systematically disseminated gold in potentially economic quantities throughout the alluvium of the placer target zone.  As expected, these concentrations are particularly rich upon the bedrock contact. Laboratory sample analyses are being completed by an independent firm in Fairbanks and thus far reveal the presence of 850 fineness (20.4 carat) gold particles in grades of economic interest ranging from $6 - $163 per cubic yard (based upon $600/oz. gold).

Additional information is available in the press release attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1  August 2, 2007 Press Release

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Little Squaw Gold Mining Company (Registrant)

Dated: August 6, 2007	By: /s/ Richard R. Walters
Richard R. Walters President